PURCHASE AGREEMENT
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     THIS PURCHASE  AGREEMENT  ("Agreement") is made as of the 31st day of July,
1998 by and between Medical Dynamics, Inc., a Colorado corporation (the "Company"), and The Tail Wind Fund, Ltd., a British Virgin Islands limited liability company (the "Investor").


     In  consideration of the mutual promises made herein and for other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

     1. Definitions. The following terms, as used herein, have the following meanings:

          1.1 "Affiliate" means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

          1.2 "Agreements" means this Agreement and the Registration Rights Agreement.

          1.3 "Closing" means the consummation of the transactions contemplated by this Agreement, which shall occur as provided herein.

          1.4 "Common Stock" means the Common Stock, par value $.001 per share, of the Company.

          1.5 "Control" means the possession , direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

          1.6 "Debenture" means the Convertible Debenture issued to the Investor in the form attached hereto as Exhibit A.

          1.7 "Material  Adverse Effect" means a material  adverse effect on the
(i) condition (financial or otherwise), business, assets, results of operations or prospects of the Company and its subsidiaries, taken as a whole; (ii) ability of the Company to perform any of its material obligations under the terms of this Agreement; or (iii) rights and remedies of the Investor under the terms of this Agreement.

          1.8 "Person" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

          1.9 "Registration Rights Agreement" means the Registration Rights Agreement relating to the Common Stock issuable pursuant to the conversion of the Debentures and the exercise of the Warrants, in the form attached hereto as Exhibit B, to be entered into as of the date hereof.

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          1.10 "SEC" means the Securities and Exchange Commission.

          1.11 "SEC Filings" has the meaning set forth in Section 4.5.

          1.12 "Securities" means the Debentures, the Common Stock issuable upon the conversion of, or payable as accrued interest on, the Debentures, the Warrants and the Common Stock issuable upon the exercise of Warrants.

          1.13 "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          1.14 "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          1.15 "Warrants" means (a) the "First Investment Warrant," which is the Warrant issued to the Investor on the First Closing Date to purchase up to an aggregate of 110,000 shares of Common Stock at the exercise price stated therein, the form of which is attached hereto as Exhibit C and (b) the "Second Investment Warrant," which is the Warrant to be issued to the Investor on the Second Closing Date to purchase up to an aggregate of 40,000 shares of Common Stock at the exercise price stated therein, the form of which is attached hereto as Exhibit D.

     2. Purchase and Sale of Debenture and Issuance of Warrant.

          2.1 First Investment. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties contained herein, the Investor hereby purchases and the Company hereby sells and issues to the Investor (a) the Debenture at an aggregate purchase price of $1,100,000, issued and delivered concurrently herewith in eleven equal Debenture forms of $100,000 face amount each and (b) the First Investment Warrant issued and delivered concurrently herewith (the "First Investment").

          2.2 Second Investment. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties contained herein, upon the satisfaction of the conditions set forth below, on or before December 31, 1998, the Investor shall purchase and the Company shall sell and issue to the Investor (a) Debentures at an aggregate purchase price of $400,000, which shall be issued and delivered against receipt of funds as contemplated by
Section 3, below, in four equal Debenture forms of $100,000 face amount each and
(b) the Second Investment Warrant (the "Second Investment"). The obligation of the Investor to make the Second Investment shall be subject to the satisfaction of the following conditions:

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               (a) The  average  closing  bid price of the Common  Stock for the month of November 1998 shall be $2.10 or above;



               (b) The effective date of the registration statement contemplated by the Registration Rights Agreement is within 120 days of the date hereof;

               (c) The registration statement on Form S-3 (Registration No. 333-42631) is not subject to any suspension of effectiveness and has not been so subject for a period in excess of ten (10) days during the period commencing on the date hereof and ending on November 30, 1998;

               (d) The representations and warranties of the Company shall be true and correct as of the date of the Second Investment;

               (e) The trading in the Common Stock shall not have been suspended by the SEC or the Nasdaq Stock Market, and the Common Stock shall not have been delisted from the Nasdaq Stock Market;

               (f) The Company shall have delivered to the Investor an opinion of Company's counsel in form and substance similar to the opinion delivered in connection with the First Investment.

          2.3 Closing Dates and Closings. The date and time of the issuance and sale of the Debentures and Warrants pursuant to this Agreement (the "Closing Dates") shall be (i) in the case of the First Investment, the date hereof (the "First Closing Date"); and (ii) in the case of the Second Investment, December 31, 1998 or such earlier date in the month of December 1998 as the parties may mutually agree (the "Second Closing Date"). On each Closing Date, the Investor shall cause the purchase price for the Debentures being purchased on that Closing Date to be paid into escrow as provided in the Escrow Agreement attached hereto as Exhibit E, and the Company shall cause the Debentures and Warrant subscribed for hereby with respect to that Closing Date to be executed, issued and delivered to the Escrow Agent as provided in the Escrow Agreement. The parties expressly acknowledge and agree that on or before the Second Closing Date, the Company also shall cause to be delivered to the Investor a certificate of an officer of the Company to the effect that the conditions precedent to the Second Investment (as set forth in Section 2.2 above) have been satisfied and that the representations and warranties of the Company set forth herein are true and correct as of such date and will be true and correct as of the Second Closing Date.

     3. Payment of Purchase Price. The Investor shall cause the purchase price to be paid in full by wire transfer to the Escrow Agent pursuant to the terms of the Escrow Agreement.

     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

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          4.1 Organization,  Good Standing and  Qualification.  The Company is a
corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has all requisite power and authority to carry on its business and own its properties as now conducted and owned. The Company and each of its subsidiaries is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify or be licensed would not have a Material Adverse Effect.

          4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Agreements, (ii) the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          4.3 Valid Issuance.

               (a) The Company  has  reserved a  sufficient  number of shares of
Common Stock for issuance upon conversion of the Debentures and exercise of the Warrants, and such shares, when issued in accordance with the respective terms of the Debentures and the Warrants, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

               (b) The authorized capital stock of the Company consists, solely of 30,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of July 27, 1998, the Company has 9,991,739 shares of Common Stock and no shares of preferred stock issued and outstanding and there are no other outstanding shares of capital stock of the Company. All of the issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth on Schedule 4.3, no one is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as disclosed on Schedule 4.3 to this Agreement, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, or to transfer any equity securities of any kind, and the Company and its subsidiaries do not have any present plan or intention to issue any equity securities of any kind, or to transfer any equity securities of any kind owned by them. Except as disclosed on Schedule 4.3, the Company does not know of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities held by them. Except as disclosed on Schedule 4.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

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               (c)  The  number  of  outstanding  shares  of  Common  Stock,  as indicated above, plus the number of shares of Common Stock issuable pursuant to outstanding rights and agreements, assuming the complete exercise or conversion of all rights to acquire capital stock of the Company until such rights and subsequent rights incident to exercise or conversion are fully exercised or converted for Common Stock, together represent a total of 13,887,691 shares of Common Stock immediately prior to the Closing, plus an indeterminable number of shares of Common Stock issuable to the Investor pursuant to convertible debentures previously issued to the investor.

          4.4 Consents. The execution, delivery and performance by the Company of the Agreements and the offer, issue and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and the requirements of Nasdaq, which the Company undertakes to file within the applicable time periods.

          4.5 Delivery of SEC Filings; Business. The Company has delivered or made available to the Investor true and correct copies of (i) its most recent Annual Report on Form 10- KSB, (ii) its quarterly reports on Form 10-QSB for each fiscal quarter subsequent to that fiscal year end, and (iii) any other documents filed with the Securities and Exchange Commission (the "SEC") since the filing of its most recent Annual Report on Form 10-KSB (collectively, the "SEC Filings"). The Company and its subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company and its subsidiaries.

          4.6 Use of Proceeds. The proceeds of the sale of the Securities hereunder shall be used by the Company for working capital and operating capital.

          4.7 No Material Adverse Change. Except as set forth in Schedule 4.7, since the filing of the Company's most recent Annual Report on Form 10-KSB or as otherwise identified and described in subsequent reports filed by the Company pursuant to the 1934 Act, there has not been:

               (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's most recent Quarterly Report on Form 10-QSB, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

               (ii)  any  declaration  or  payment  of  any  dividend,   or  any
authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

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               (iii) any material  damage,  destruction or loss,  whether or not covered by insurance to any assets or properties of the Company or any of its subsidiaries;

               (iv) any waiver by the Company or any of its subsidiaries of a valuable right or of a material debt owed to it;

               (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of its subsidiaries, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

               (vi) any material change or amendment to a material contract or arrangement by which the Company or any of their subsidiaries or any of its assets or properties is bound or subject;

               (vii) any material change in any compensation arrangement or agreement with any employee of the Company or any of its subsidiaries who now earns, or who would earn as a result of such change, in excess of $100,000 per annum or any other officer of the Company or any of its subsidiaries;

               (viii)  any  labor   difficulties   or  labor  union   organizing
activities with respect to employees of the Company or any of its subsidiaries;

               (ix) any transaction entered into by the Company or any of its subsidiaries other than in the ordinary course of business; or

               (x) any other event or condition of any character which might have a Material Adverse Effect that is not reflected in the SEC Filings.

          4.8 SEC Filings; Material Contracts.

               (a) As of its filing date, each report filed by the Company with the SEC pursuant to the 1934 Act, complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (b) Each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale or securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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               (c)  Except  as  listed  in  Schedule  4.8  hereto,  there are no agreements or instruments currently in force and effect that constitute a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K) of the Company or that constitute a warrant, option, convertible security or other right, agreement or arrangement of any character under which the Company is or may be obligated to issue any equity security of any kind, or to transfer any equity security of any kind. The Company has delivered to the Investor prior to the Closing full and complete copies of all agreements indicated in Schedule 4.8 hereto.

          4.9 Registration Rights. The registration rights granted to the Investor pursuant to the Registration Rights Agreement are at least as favorable to the Investor as those granted to any holder of any securities of the Company are to such holder.

          4.10 No Breach, Violation or Default. The execution, delivery and performance of the Agreements and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the Certificate of Incorporation or By-Laws of the Company or any such subsidiary.

          4.11 Tax Returns and Payments. The Company and its subsidiaries have correctly and timely prepared and filed all tax returns required to have been filed by it with all appropriate federal, state and local governmental agencies and timely paid all taxes owed by them. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments of the Company or any subsidiary nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, states or local taxing authority except such as which are not material. All material taxes and other assessments and levies which the Company or any subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party. There are no tax liens or claims pending or threatened against the Company or any subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company or any subsidiary and any other corporation or entity.

          4.12 Title to Properties. Except as disclosed in the SEC Filings, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

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          4.13  Certificates,  Authorities  and  Permits.  The  Company  and its
subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          4.14 No Labor Disputes. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

          4.15 Intellectual Property. The Company and its subsidiaries own or possess adequate trademarks and trade names and have all other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "Intellectual Property Rights"), free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, necessary to conduct the business now operated by them, or presently employed by them, and presently contemplated to be operated by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect. No proprietary technology of any Person was used in the design or development by the Company of (or otherwise with respect to) any of the Intellectual Property Rights which technology was not properly acquired by the Company from such Person.

          4.16 Environmental Matters. Neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          4.17 Litigation. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

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          4.18 Financial  Statements.  The financial statements included in each
SEC Filing present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles applied on a consistent basis.

          4.19 Insurance Coverage. The Company and its subsidiaries maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted, and properties owned or leased, by the Company and its subsidiaries, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

          4.20 Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with all applicable Nasdaq Small Cap Market continued listing requirements and has not received any notice from Nasdaq concerning a possible delisting of the Company's Common Stock within the last twelve months.

          4.21 Acknowledgment of Dilution. The number of shares of Common Stock issuable upon conversion of the Debentures may increase substantially in certain circumstances, including the circumstance where the trading price of the Common Stock declines. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereunder and recognize that such Securities have a dilutive effect. The Board of Directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company acknowledges that its obligations to issue shares of Common Stock in accordance with the terms of the Debentures upon conversion of the Debentures are binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interest of the other stockholders of the Company.

          4.22 Brokers and Finders. The Company has taken no action which would give rise to any claim by any Person for a broker's commission, finder's fee or similar payment by the Company or the Investor related to this Agreement or the transactions contemplated hereby, except for amounts which are payable to Rochon Capital Group, Ltd. which shall be the sole responsibility of the Company and shall be paid exclusively by the Company out of escrow from the proceeds hereof.

          4.23 No Directed Selling Efforts or General Solicitation. Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act) in connection with the offer or sale of any of the Securities.

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          4.24  No  Integrated  Offering  Requiring  Registration.  Neither  the
Company nor any of its Affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer and sale of the Securities under the 1933 Act, or cause the offering of the Securities to be integrated with any prior offering(s) by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including those under the rules of Nasdaq.

          4.25 Year 2000. All of the products which are being offered and sold by the Company are now Year 2000 compliant, which for the purpose of this
Section 4.25 means that such products contain and/or rely on computer software programs which are capable of handling and processing dates beyond the year 1999. The Company has undertaken all commercially reasonable efforts to ensure that its operational computer systems also are prepared to handle and process dates beyond the year 1999.

          4.26 Disclosures. No representation or warranty made under any Section hereof and no information furnished by the Company pursuant hereto, or in any other document, certificate or statement furnished by the Company to the Investor or any authorized representative of the Investor, pursuant to the Agreements or in connection therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading.

     5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

          5.1 Organization and Existence. The Investor is a validly existing limited liability company and has all requisite corporate power and authority to invest in the Securities pursuant to this Agreement. The Investor is not a resident of the United States or any state, district or territory thereof.

          5.2 Authorization. The execution, delivery and performance by the Investor of the Agreements have been duly authorized and the Agreements will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their terms.

          5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for investment for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor is not a registered broker dealer or a Person engaged in the business of being a broker dealer.

          5.4 Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

          5.5 Disclosure of Information. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement or made pursuant to this Agreement.

          5.6 Restricted Securities. The Investor understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

          5.7 Legends. It is understood that, until registration for resale pursuant to the Registration Rights Agreement, certificates evidencing the Securities may bear one or all of the following legends:

               (a) "These securities have not been registered under the Securities Act of 1933 (the "Act"). They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Act or an exemption from the registration requirements of the Act."

               (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

          Upon registration for resale pursuant to the Registration Rights Agreement, all certificates evidencing the Common Stock shall be issued free of such restrictive legends.

          5.8 Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

          5.9 No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

     6. Registration Rights Agreement. The parties acknowledge and agree that part of the inducement for the Investor to enter into this Agreement is the Company's execution and delivery of the Registration Rights Agreement. The parties acknowledge and agree that simultaneously with the execution hereof, the Registration Rights Agreement is being duly executed and delivered by the parties thereto.

     7. Covenants and Agreements of the Company.

          7.1 Capital Raising Limitations. From the date hereof through the eight-month period following the later of (A) the effective date of the registration statement contemplated by the Registration Rights Agreement and (B) the Second Closing Date (the "Restricted Period"), without the prior written consent of the Investor (which consent may be withheld in such Investor's sole discretion), the Company shall not issue or sell, or agree to issue or sell (a) any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (i) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities; or (ii) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date(s) after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock; or (b) any securities of the Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the 1933 Act (the transactions in this sentence being collectively referred to as "Variable Rate Transactions"). The Restricted Period shall be extended by that number of days, if any, during which any Blackout Period (as defined in the Registration Rights Agreement) has been in effect.

          7.2 Rights of Investor upon Additional Offerings. The Company agrees that for the period of one year following the later of (A) the effective date of the registration contemplated by the Registration Rights Agreement and (B) the Second Closing Date, the Company shall give thirty days advance written notice to the Investor prior to any offer or sale of any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities. In addition, prior to the closing of any such sale, the Investor shall have the right to participate in such offering and purchase such equity securities for the same consideration and on the same terms and conditions as contemplated for such third-party sale, which right must be exercised in writing by the Investor within ten business days following receipt of the notice from the Company. If, subsequent to the Company giving notice to the Investor hereunder, the terms and conditions of the proposed third-party sale are changed in any way, the Company shall be required to provide a new notice to the Investor hereunder and the Investor shall have the right to participate in the offering on such changed terms and conditions as provided hereunder.

          7.3 Limitation on Acquisitions by Company. Commencing on the date hereof and continuing for a period of one year following the effective date of the registration statement contemplated by the Registration Rights Agreement, the Company agrees that it shall not, directly or indirectly, in one or a series of transactions, purchase all or substantially all of the assets of, or greater than a majority of the outstanding securities of any entity having an after-tax loss in excess of $100,000 for the most recent four fiscal quarters from the closing date of any such acquisition by the Company (or the earlier date on which the Company makes any payment, in cash, stock or kind, in connection therewith), without obtaining the prior written consent of the Investor.

          7.4 Opinion of Counsel. The Company has delivered, simultaneously with the execution and delivery of this Agreement, the opinion of Norton Lidstone LLC, its counsel, in the form attached hereto as Exhibit F.

          7.5 Reservation of Common Stock Pursuant to Conversion of Debenture and Exercise of Warrants. The Company hereby agrees to at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of permitting conversion of the Debenture and exercise of the Warrant, such number of shares of Common Stock as shall from time to time equal
1.5 times the number of shares sufficient to permit the complete conversion of the Debenture plus the number of shares of Common Stock as shall be necessary to permit the exercise of the Warrant in accordance with the respective terms of the Debenture and the Warrant.

          7.6 Reports. So long as the Investor holds Debentures or Warrants, the Company will deliver to the Investor the following reports by overnight courier to the address set forth in Section 9.4:

               (a) Quarterly Reports. As soon as available and in any event within 45 days after the end of each fiscal quarter of the Company, the Company's Form 10-QSB or, in the absence of a Form 10-QSB, consolidated balance sheets of the Company and its subsidiaries as at the end of such period and the related consolidated statements of operations, stockholders' equity and cash flows for such period and for the portion of the Company's fiscal year ended on the last day of such quarter, all in reasonable detail and certified by a principal financial officer of the Company to have been prepared in accordance with generally accepted accounting principles, subject to year-end and audit adjustments.

               (b) Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year of the Company, the Company's Form 10-KSB or, in the absence of a Form 10-KSB, consolidated balance sheets of the Company and its subsidiaries as at the end of such year and the related consolidated statements of earnings, stockholders' equity and cash flows for such year, all in reasonable detail and accompanied by the report on such consolidated financial statements of an independent certified public accountant selected by the Company and reasonably satisfactory to the Investor.

               (c) Securities Filings. As promptly as practicable and in any event within five days after the same are issued or filed, copies of (i) all press releases issued by the Company or any subsidiary, and all notices, proxy statements, financial statements, reports and documents as the Company or any subsidiary shall send or make available generally to its stockholders or to financial analysts, and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company or any subsidiary furnishes or files, or any officer or director of the Company or any of its subsidiaries (in such person's capacity as such) furnishes or files with the SEC.

               (d) Other Information. Such other information relating to the Company or its subsidiaries as from time to time may reasonably be requested by the Investor provided the Company produces such information in its ordinary course of business.

          7.7 Press Releases. At least 48 hours prior to issuance, the Company shall submit for comment by facsimile to the Investor any press release or other publicity concerning the Investor, the Transaction Agreements or the transactions contemplated thereby.

          7.8 No Conflicting Agreements. The Company will not, and will not permit its subsidiaries to, take any action, enter into any agreement or make any commitment which would conflict or interfere in any material respect with the obligations to the Investor under the Agreements.

          7.9 Insurance. The Company shall, and shall cause each subsidiary to, have in full force and effect (a) insurance reasonably believed to be adequate on all assets and activities of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company and the subsidiaries to insure.

          7.10 Compliance with Laws. The Company will use reasonable efforts, and will cause each of its subsidiaries to use reasonable efforts, to comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

          7.11 Corporate Governance. For so long as the Convertible Debenture, or any portion thereof, is outstanding and/or the Investor is the beneficial owner of the Company's Common Stock, the Company:

               (a) Shall distribute to its shareholders copies of an annual report containing audited financial statements of the Company and its subsidiaries a reasonable period of time prior to the Company's annual meeting of shareholders;

               (b) Shall maintain a minimum of two independent directors on its board of directors;

               (c) Shall hold an annual meeting of shareholders each and every year;

               (d) Shall solicit proxies and provide proxy statements for all meetings of shareholders;

               (e) Shall obtai shareholder approval of (i) a plan or arrangement pursuant to which stock may be acquired by officers or directors of the Company (except for warrants or rights issued generally to shareholders of the Company or broadly based plans or arrangements including other employees of the Company); (ii) an issuance of the Company's securities when the issuance will result in a change of control; (iii) an issuance of the Company's securities in connection with the acquisition of another company if shareholder approval of such issuance is required under applicable Nasdaq rules; and (iv) any other issuance of the Company's securities if shareholder approval of such issuance is required under applicable Nasdaq rules.

     8. Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for a period of five years and six months from the date of this Agreement; provided, however, that the provisions contained in
Section 7 hereof shall survive in accordance therewith.

     9. Miscellaneous.

          9.1 Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party hereto, except that without the prior written consent of the Company, but after notice duly given, the Investor may assign its rights and delegate its duties hereunder to an Affiliate, and without the prior written consent of Investor, but after notice duly given, the Company may assign its rights and delegate its duties hereunder to any successor-in-interest corporation in the event of a merger or consolidation of the Company with or into another corporation, or any merger or consolidation of another corporation with or into the Company which results directly or indirectly in an aggregate change in the ownership or control of more than 50% of the voting rights of the equity securities of the Company, or the sale of all or substantially all of the Company's assets. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          9.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or if sent by telex or telecopier, upon receipt of the correct answer back, or upon deposit with the United States Post Office, by registered or certified mail, or upon deposit with an overnight air courier, in each case postage prepaid and addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                           If to the Company:

                                    Medical Dynamics, Inc.
                                    99 Inverness Drive East
                                    Englewood, CO 80112
                                    Attn:  Van A. Horsley
                                    Telephone:  303/790-2990
                                    Facsimile:   303/799-1378

                                    with a copy to:

                                    Norton Lidstone LLC
                                    5445 DTC Parkway, Suite 850
                                    Denver, CO 80111
                                    Attn:  Herrick Lidstone, Jr.
                                    Telephone:  303/221-5552
                                    Facsimile:   303/221-5553

                           If to the Investor:

                                    The Tail Wind Fund, Ltd.
                                    Windermere House
                                    404 East Bay Street
                                    P.O. Box SS-5539
                                    Nassau, Bahamas
                                    Telephone:
                                    Facsimile:


                                    with a copy to:

                                    The Tail Wind Fund, Ltd.
                                    c/o European American Securities, Inc.
                                    One Regent Street, 4th Floor
                                    London SW1Y 4NS
                                    England
                                    Attn:  David Crook
                                    Telephone:  44-171-468-7660
                                    Facsimile:   44-171-468-7657

                                    and with a copy to:

                                    Bryan Cave LLP
                                    700 Thirteenth Street, N.W.
                                    Washington, D.C.  20005
                                    Attn:  LaDawn Naegle
                                    Telephone:  202/508-6046
                                    Facsimile:   202/508-6200

          9.5 Expenses. The Company shall pay the fees of Bryan Cave LLP, counsel to the Investor, in an amount up to $12,500.

          9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

          9.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          9.8 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, and the Registration Rights Agreement constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

          9.9 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

          9.10 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



The Company:                         MEDICAL DYNAMICS, INC.


                                              By:_________________________
                                              Name:  Van A. Horsley
                                              Title:     President



The Investor:                        THE TAIL WIND FUND, LTD.


                                              By:_________________________
                                              Name:
                                              Title:

                                  Schedule 4.3
                                  ------------

                  See attached Schedule 4.3

                                  Schedule 4.7
                                  ------------

                  None.

                                  Schedule 4.8
                                  ------------

                  None.